Exhibit (a)(1)(G)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE
ATTENTION.

Share Form of Acceptance

To Tender Ordinary Shares

of

GENTIUM S.p.A.

ISIN: IT 0003747927

at

$57.00 Per Ordinary Share

Pursuant to the Offer to Purchase dated December 23, 2013

by

JAZZ PHARMACEUTICALS ITALY S.r.l.

a wholly-owned subsidiary of

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EVENING OF JANUARY 22, 2014, UNLESS THE OFFER IS EXTENDED.

The Tender Agent for the Offer is:

The Bank of New York Mellon

By Registered, Certified or Express Mail:	By Overnight Courier:
The Bank of New York Mellon	The Bank of New York Mellon
Voluntary Corporate Actions	Voluntary Corporate Actions – Suite V
P.O. Box 3031	250 Royall Street
Providence, Rhode Island 04940-3031	Canton, Massachusetts 02021
United States of America	United Stated of America

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Facsimile: (617) 360-6810

For Confirmation Only/Telephone Number: (781) 575-2332

Remainder: The Signed Share Form of Acceptance, together with the completed tax form must be delivered to the Tender Agent prior to expiration of the Offer.

THE INSTRUCTIONS IN THIS SHARE FORM OF ACCEPTANCE SHOULD BE READ PURSUANT TO THE TERMS AND CONDITIONS IN THE OFFER TO PURCHASE. TENDERS OF GENTIUM ADSs CANNOT BE MADE BY MEANS OF THIS SHARE FORM OF ACCEPTANCE.

PLEASE FILL IN THE INFORMATION BELOW WITH RESPECT TO THE ORDINARY SHARES BEING TENDERED BY BOOK-ENTRY TRANSFER VIA MONTE TITOLI TO THE TENDER AGENT’S ACCOUNT AT SOCIETE GENERALE:

Name of Tendering Institution: [Holder]:

Name of Monte Titoli Participant:

Contact Details of Monte Titoli Participant:

Transaction Number: [if applicable]

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DESCRIPTION OF ORDINARY SHARES TENDERED
Name(s), Address(es) and contact details of Registered Owner(s)*	Ordinary Shares Tendered

DELIVERY OF THIS SHARE FORM OF ACCEPTANCE AND THE SIGNED TAX FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS SHARE FORM OF ACCEPTANCE WHERE INDICATED BELOW AND COMPLETE THE APPROPRIATE W-9 OR W-8 ACCOMPANYING THIS SHARE FORM OF ACCEPTANCE.

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS SHARE FORM OF ACCEPTANCE CAREFULLY BEFORE COMPLETING THIS SHARE FORM OF ACCEPTANCE.

You have received this Share Form of Acceptance in connection with the offer by Jazz Pharmaceuticals Italy S.r.l., an Italian limited liability company (“Purchaser”) and a wholly-owned subsidiary of Jazz Pharmaceuticals Public Limited Company, a public limited company formed under the laws of Ireland (“Parent”), to purchase all outstanding shares of ordinary stock, no par value per share (the “Ordinary Shares”), and all outstanding American Depositary Shares, each representing one Ordinary Share (“ADSs”), of Gentium S.p.A., a società per azioni incorporated in Italy (“Gentium”), for $57.00 per Ordinary Share and per ADS (without duplication for Ordinary Shares underlying ADSs), net to the tendering holder in cash, without interest thereon and less any required withholding taxes, as described in the Offer to Purchase, dated December 23, 2013 (the “Offer to Purchase”). This document should be read in conjunction with the Offer to Purchase.

You should use this Share Form of Acceptance to deliver to The Bank of New York Mellon as tender agent for the Offer (as defined in the Offer to Purchase) (the “Tender Agent”) Ordinary Shares held in book-entry form for tender. If you hold your Ordinary Shares in book-entry form, you must request your broker or other financial intermediary to effect the transaction for you. ADSs cannot be tendered by means of this Share Form of Acceptance for Ordinary Shares. If you are a holder of ADSs you can obtain an ADS Letter of Transmittal and related documents for tendering those securities from the Information Agent. This Share Form of Acceptance for Ordinary Shares can be used only to tender Ordinary Shares. If you are delivering your Ordinary Shares by book-entry transfer to an account maintained by the Tender Agent at Société Générale, you must instruct your securities intermediary in a timely manner to withdraw the Ordinary Shares from the account in Monte Titoli and arrange for the deposit of the Ordinary Shares in the Tender Agent’s account at Société Générale. This signed and a completed Share Form of Acceptance must be transmitted by facsimile to the Tender Agent on the same day that the shares are deposited to Société Générale. The original of this Share Form of Acceptance and the completed and signed tax form must be sent separately to the Tender Agent via overnight courier.

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THE OFFER HAS NOT BEEN SUBMITTED FOR CLEARANCE TO CONSOB (THE ITALIAN SECURITIES AND EXCHANGE COMMISSION). ACCORDINGLY, THE OFFER IS NOT BEING MADE AND WILL NOT BE MADE, DIRECTLY OR INDIRECTLY, IN ITALY, AND NO COPIES OF THIS DOCUMENT, THE OFFER TO PURCHASE OR ANY OTHER DOCUMENT RELATING TO THE OFFER HAVE BEEN OR WILL BE DISTRIBUTED IN ITALY, EXCEPT THAT, AS REQUIRED BY LAW, HOLDERS OF RECORD OR THOSE APPEARING ON A SECURITIES POSITION LISTING AS HOLDERS OF ORDINARY SHARES (INCLUDING, PURSUANT TO AN EXEMPTION AVAILABLE UNDER ITALIAN LAW, THE VERY LIMITED NUMBER OF SUCH HOLDERS LOCATED OR RESIDENT IN ITALY) WILL BE SENT COPIES OF THIS DOCUMENT AND OTHER DOCUMENTS RELATING TO THE OFFER. NEITHER THIS DOCUMENT NOR THE OFFER TO PURCHASE NOR ANY OTHER DOCUMENT RELATING TO THE OFFER MAY BE DISTRIBUTED TO ANY OTHER PERSON LOCATED OR RESIDENT IN ITALY FOR ANY REASON. NEITHER ANY SUCH DOCUMENT NOR ANY INFORMATION CONTAINED HEREIN OR THEREIN CONSTITUTES AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL OR AN ADVERTISEMENT OF AN OFFER TO PURCHASE ORDINARY SHARES IN ITALY WITHIN THE MEANING OF ARTICLE 1, PARAGRAPH 1, LETTER (V) OF ITALIAN LEGISLATIVE DECREE N. 58 OF FEBRUARY 24, 1998.

IN THE EVENT OF AN INCONSISTENCY BETWEEN THE TERMS AND CONDITIONS IN THIS SHARE FORM OF ACCEPTANCE AND THE OFFER DOCUMENTS, THE TERMS AND PROCEDURES IN THE OFFER DOCUMENT SHALL GOVERN.

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NOTE:    SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Purchaser the above-described Ordinary Shares pursuant to the Offer to Purchase, at a price of $57.00 per Ordinary Share and per ADS (without duplication for Ordinary Shares underlying ADSs), net to the seller in cash, without interest thereon and less any required withholding taxes, on the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and this Share Form of Acceptance (which, together with the Offer to Purchase and the ADS Letter of Transmittal, as amended or supplemented from time to time, collectively constitute the “Offer”).

The undersigned understands that the acceptance for payment by Purchaser of Ordinary Shares tendered pursuant to one of the procedures described in the section “THE TENDER OFFER – Procedures for Tendering Ordinary Shares or ADSs” of the Offer to Purchase will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer.

On the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment) and to the extent permitted under applicable law, subject to, and effective upon, acceptance for payment and payment for the Ordinary Shares validly tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser, all right, title and interest in and to all of the Ordinary Shares being tendered hereby and any and all cash dividends, distributions, rights, other Ordinary Shares, ADSs or other securities issued or issuable in respect of such Ordinary Shares on or after December 23, 2013 (collectively, “Distributions”). In addition, the undersigned irrevocably appoints The Bank of New York Mellon (the “Tender Agent”) as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Ordinary Shares and any Distributions with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to the fullest extent of the undersigned’s rights with respect to such Ordinary Shares and any Distributions to (a) deliver any Distributions, and to transfer ownership of Ordinary Shares and any Distributions on the account books maintained by DTC, together, in either such case, with all accompanying evidence of transfer and authenticity, to or upon the order of Purchaser, (b) present such Ordinary Shares and any Distributions for transfer on the books of Gentium and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Ordinary Shares and any Distributions, all in accordance with the terms and subject to the conditions of the Offer and to the extent permitted under applicable law.

To the extent permitted under applicable law, the undersigned hereby irrevocably appoints each of the designees of Purchaser the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to the full extent of the undersigned’s rights with respect to the Ordinary Shares tendered hereby that have been accepted for payment and with respect to any Distributions. The designees of Purchaser will, with respect to the Ordinary Shares and any associated Distributions for which the appointment is effective, be empowered to exercise all voting and any other rights of the undersigned, as they, in their sole discretion, may deem proper. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered Ordinary Shares. Such appointment is effective when, and only to the extent that, Purchaser accepts the Ordinary Shares tendered with this Share Form of Acceptance for payment pursuant to the Offer. Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Ordinary Shares and any associated Distributions will be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for Ordinary Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance for payment of such Ordinary Shares, Purchaser must be able to exercise full voting, consent and other rights, to the extent permitted under applicable law, with respect to such Ordinary Shares and any associated Distributions, including voting at any meeting of shareholders concerning any matter.

VOLUNTARY CORPORATE ACTIONS COY: GENB

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Ordinary Shares and any Distributions tendered hereby and, when the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claim. The undersigned hereby represents and warrants that the undersigned is the registered owner of the Ordinary Shares, or the name of the undersigned appears on a security position listing maintained by Monte Titoli as owner of the Ordinary Shares. The undersigned will, upon request, execute and deliver any additional documents deemed by the Tender Agent or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Ordinary Shares and any Distributions tendered hereby. In addition, the undersigned shall promptly remit and transfer to the Tender Agent for the account of Purchaser any and all Distributions in respect of the Ordinary Shares tendered hereby, accompanied by appropriate documentation of transfer and, pending such remittance or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of any such Distributions and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by Purchaser in its sole discretion.

It is understood that the undersigned will not receive payment for the Ordinary Shares unless and until the Ordinary Shares are accepted for payment or, in the case of Ordinary Shares held in book-entry form, ownership of Ordinary Shares is validly transferred on the account books maintained by Monte Titoli, and until the same are processed for payment by the Tender Agent. It is understood that the method of delivery of the Ordinary Shares and all other required documents is at the option and risk of the undersigned and that the risk of loss of such Ordinary Shares shall pass only after the Tender Agent has actually received the Ordinary Shares.

All authority conferred or agreed to be conferred pursuant to this Share Form of Acceptance shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

Please issue the check for the purchase price in the name(s) of the owner(s) appearing under “Description of Ordinary Shares Tendered.”

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IMPORTANT – SIGN HERE

(U.S. Holders Please Also Complete Substitute Form W-9 Included Herein)

(Non-U.S. Holders Please Obtain and Complete Form W-8BEN or Other Form W-8)

(all holders must sign)

(Signature(s) of Holder(s))

Dated:                                       , 20__

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or

Social Security No.:

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INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Delivery of Share Form of Acceptance Confirmations of Share Deposit in Tender Agent’s account at Société Générale. This Share Form of Acceptance is to be used if tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth in the section “THE TENDER OFFER – Procedures for Tendering Ordinary Shares and ADSs” of the Offer to Purchase. Confirmation of any book-entry transfer into the Tender Agent’s account at Société Générale of Ordinary Shares tendered via Monte Tiotoli, as well as this Share Form of Acceptance properly completed and signed together with a completed and signed tax form duly executed must be received by the Tender Agent at one of its addresses set forth herein on or prior to the Expiration Date (as described in the section “THE TENDER OFFER – Terms of the Offer” of the Offer to Purchase).

THE METHOD OF DELIVERY OF THE ORDINARY SHARES, THIS SHARE FORM OF ACCEPTANCE AND THE TAX DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE AND RISK OF LOSS OF THE ORDINARY SHARES SHALL PASS ONLY WHEN ACTUALLY RECEIVED BY THE TENDER AGENT.

No alternative, conditional or contingent tenders will be accepted and no fractional Ordinary Shares will be purchased. All tendering holders, by execution of this Share Form of Acceptance (or an originally signed facsimile thereof), waive any right to receive any notice of the acceptance of their Ordinary Shares for payment.

All questions as to validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Ordinary Shares hereunder will be determined by Purchaser, in its sole discretion (which may delegate power in whole or in part to the Tender Agent) and such determination shall be final and binding. Purchaser reserves the right to waive any irregularities or defects in the surrender of any Ordinary Shares. A surrender will not be deemed to have been made until all irregularities have been cured or waived. None of Purchaser, Parent or any of their respective affiliates or assigns, the Tender Agent, the Information Agent (as defined in the Offer to Purchase), or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Purchaser’s interpretation of the terms and conditions of the Offer (including this Share Form of Acceptance and the instructions hereto and any other documents related to the Offer) will be final and binding.

2. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Ordinary Shares should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Share Form of Acceptance is signed.

3. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to the Information Agent at its address and telephone number set forth below or to your broker or other financial intermediary. Additional copies of the Offer to Purchase, this Share Form of Acceptance and other tender offer materials may be obtained from the Information Agent as set forth below, subject to applicable law, and will be furnished at Purchaser’s expense.

4. Backup Withholding. In order to avoid U.S. federal backup withholding with respect to cash received in exchange for Ordinary Shares pursuant to the Offer, a holder who is a U.S. person submitting Ordinary must (i) provide the Tender Agent with a properly completed Substitute Form W-9, included in this Share Form of Acceptance, or IRS Form W-9 and sign such form under penalties of perjury, (ii) provide the Tender Agent with a properly completed IRS Form W-8BEN or other Form W-8, and sign such form under penalties of perjury, or (iii) otherwise establish an exemption. IRS Form W-9, and W-8BEN and other Forms W-8 (if you are not a U.S. person) are available from the Tender Agent or from the Internal Revenue Service web site, at http://www.irs.ustreas.gov.

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5. Waiver of Conditions. Subject to the terms and conditions of the Offer to Purchase and the applicable rules and regulations of the Securities and Exchange Commission, Purchaser reserves the right to waive in whole or in part at any time and from time to time in its sole discretion any of the conditions of the Offer prior to expiration of the Offer.

IMPORTANT: THIS SHARE FORM OF ACCEPTANCE (OR AN ORIGINALLY SIGNED FACSIMILE THEREOF) TOGETHER WITH A COMPLETED AND SIGNED TAX FORM AND THE DEPOSIT OF THE SHARES IN THE TENDER AGENT’S ACCOUNT AT SOCIÉTÉ GÉNÉRALE MUST BE RECEIVED BY THE TENDER AGENT ON OR PRIOR TO THE EXPIRATION DATE.

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IMPORTANT TAX INFORMATION

Under the U.S. federal income tax law, a holder who is a U.S. person whose tendered Ordinary Shares are accepted for purchase is required by law to (i) provide the Tender Agent with such holder’s correct TIN on Substitute Form W-9 below, certify that such TIN is correct (or that such security holder is awaiting a TIN), and certify whether the holder is subject to backup withholding or (ii) otherwise establish a basis for exemption from backup withholding. If such holder of Ordinary Shares is an individual, the TIN is his or her social security number. If a holder of Ordinary Shares fails to provide a correct TIN to the Tender Agent, such person may be subject to a U.S.$50.00 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder of Ordinary Shares with respect to Ordinary Shares purchased pursuant to the Offer may be subject to backup withholding of 28%.

Certain holders of Ordinary Shares (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign person to qualify for an exemption from backup withholding, that holder must generally submit a Form W-8BEN (or other applicable Form W-8), signed under penalties of perjury, attesting to that individual’s exempt status. A Form W-8BEN can be obtained from the Tender Agent or the IRS website, at http://www.irs.ustreas.gov.

If backup withholding applies, the Tender Agent is required to withhold 28% of any payments made to the Ordinary Share or ADS holder or payee. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service by timely filing a claim for refund.

If backup withholding applies and “Applied For” is written in Part I of the Substitute Form W-9 and the holder of Ordinary Shares has completed the Certificate of Awaiting Taxpayer Identification Number, the Tender Agent will retain 28% of any payment of the purchase price for tendered Ordinary Shares during the 60-day period following the date of the Substitute Form W-9. If a holder’s TIN is provided to the Tender Agent within 60 days of the date of the Substitute Form W-9, payment of such retained amounts will be made to such holder of Ordinary Shares. If a holder’s TIN is not provided to the Tender Agent within such 60-day period, the Tender Agent will remit such retained amounts to the Internal Revenue Service as backup withholding and shall withhold 28% of any payment of the purchase price for the tendered Ordinary Shares made to such holder thereafter unless such holder of Ordinary Shares furnishes a TIN to the Tender Agent prior to such payment.

Purpose of Substitute Form W-9

To prevent backup withholding on payments made to a holder whose tendered Ordinary Shares are accepted for purchase (for holders other than foreign persons who provide an appropriate Form W-8BEN), the holder should complete and sign the Substitute Form W-9 included in this Share Form of Acceptance and provide the holder’s correct TIN and certify, under penalties of perjury, that the TIN provided on such Form is correct (or that such holder is awaiting a TIN) and that (a) such holder of Ordinary Shares is exempt from backup withholding, (b) such holder of Ordinary Shares has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (c) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding. The holder must sign and date the Substitute Form W-9 where indicated, certifying that the information on such Form is correct.

What Number to Give the Tender Agent on the Substitute Form W-9

The holder of Ordinary Shares is required to give the Tender Agent the social security number or employer identification number of the record owner of the Ordinary Shares. If the Ordinary Shares are in more than one name or are not in the name of their actual holder, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

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TO BE COMPLETED BY ALL TENDERING U.S. HOLDERS

(See Instruction 9)

PAYER: The Bank of New York Mellon

SUBSTITUTE Form W-9 Request for Taxpayer Identification Number (TIN) and Certification	Name: Address: Check appropriate box:
	Individual/Sole Proprietor ☐ S Corporation ☐ C Corporation ☐ Trust/Estate ☐ Partnership ☐ Other (specify) ☐	Limited Liability Company. Enter the tax classification: C corporation ☐ S corporation ☐ Partnership ☐
	Part I. Please provide your taxpayer identification number in the space at right. If awaiting TIN, write “Applied For” in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.	SSN: Or EIN:
Part II. For Payees exempt from backup withholding, see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” and complete as instructed therein.

Part III. CERTIFICATION

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or, as indicated, I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification Instructions – You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

	Signature of U.S. person:	Date:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR”

IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to a 28 percent backup withholding tax until I provide a properly certified taxpayer identification number.

Signature	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

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The Tender Agent for the Offer is:

The Bank of New York Mellon

By Registered, Certified or Express Mail:	By Overnight Courier:
The Bank of New York Mellon	The Bank of New York Mellon
Voluntary Corporate Actions	Voluntary Corporate Actions – Suite V
P.O. Box 3031	250 Royall Street
Providence, Rhode Island 04940-3031	Canton, Massachusetts 02021
United States of America	United Stated of America

The Information Agent for the Offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

(800) 322-2885 (Toll Free)

Email: tenderoffer@mackenziepartners.com

December 23, 2013

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